Exhibit 99.1
Press release
Linde Reports Third-Quarter 2020 Results

Financial Highlights
➢ Operating profit margin 14.1%; adjusted operating profit margin 22.1%, up 230 basis points versus prior year
➢ EPS of $1.32; adjusted EPS of $2.15, up 11%
➢ Strong free cash flow of $1.1 billion, up 20%
➢ Increased full-year 2020 adjusted EPS guidance to $8.05 - $8.10, represents 12% growth year-over-year, ex-FX*

Guildford, UK, November 5, 2020 – Linde plc (NYSE: LIN; FWB: LIN) today reported third-quarter 2020 income from continuing operations of $699 million and diluted earnings per share of $1.32. Excluding Linde AG purchase accounting impacts and other charges, adjusted income from continuing operations was $1,140 million, up 8% versus prior year and 13% sequentially. Adjusted earnings per share was $2.15, 11% above prior year and 13% higher sequentially.

Linde’s sales for the third quarter were $6,855 million, 2% below prior year and up 7% sequentially. Compared to prior year, excluding the impacts of foreign currency, cost pass-through and divestitures, underlying sales decreased 1%, as 2% price attainment was more than offset by 3% lower volumes. Sequentially, industrial gas volumes increased 6% but were partially offset by a 3% decrease in Engineering sales. Higher pricing of 1% was driven by increases across all geographic segments.

Third-quarter operating profit was $969 million. Adjusted operating profit of $1,515 million was up 9% versus prior year led by prudent price and cost management underpinned by the stable fixed payment revenue structure. Adjusted operating margin of 22.1%, expanded 230 basis points versus prior year and 140 basis points sequentially.

Third-quarter operating cash flow of $1,884 million increased 1% versus prior year and 7% sequentially. After capital expenditures of $787 million, free cash flow was $1,097 million, up 20% versus prior year. In the quarter, the company returned $692 million to shareholders through dividends and stock repurchases, net of issuance.

Commenting on the financial results and business outlook, Chief Executive Officer Steve Angel said, “Linde employees once again delivered a strong quarter with operating profit margins expanding 230 basis points and EPS growing 11%, reaching a record of $2.15.   This high level of profitability combined with disciplined capital management resulted in further expansion of our ROC to approximately 13%.”

Angel continued, “Looking ahead, there is significant uncertainty in the environment, but regardless of the underlying economy, I have confidence in our business model and high-performance culture to continue growing earnings and cash flow for years to come.”

For the full year, the company expects adjusted diluted earnings per share to be in the range of $8.05 to $8.10, up 10% versus prior year, or 12% when excluding currency headwinds. Full-year capital expenditures are expected to range between $3.0 billion to $3.2 billion to support operating and growth requirements including the $3.7 billion contractual sale of gas project backlog.

Page 1/11

Press release

Third-Quarter 2020 Results by Segment

Americas sales of $2,641 million were 5% below prior-year quarter, but increased 9% sequentially. Compared with third quarter 2019, underlying sales were flat as 2% higher pricing was offset by a 2% volume decline. Sequentially, pricing increased 1% and volumes grew 8%, led by higher demand across all end markets. Operating profit of $742 million was 28.1% of sales, up 390 basis points versus prior year and 240 basis points sequentially.

APAC (Asia Pacific) sales of $1,484 million were 2% above prior year and up 15% sequentially. Compared to prior year, underlying sales were flat as 1% price attainment was offset by 1% volume decline. Sequentially, price increased 1% and volumes grew 10% led by higher demand, primarily in China and India. Operating profit of $337 million was 22.7% of sales, up 160 basis points versus prior year and steady sequentially.

EMEA (Europe, Middle East & Africa) sales of $1,622 million were down 1% versus prior year, but grew 12% sequentially. Compared with third quarter 2019, underlying sales were down 1% as 3% higher pricing was more than offset by a 4% decline in volume. Sequentially, underlying sales grew 7% due to 2% higher pricing and 5% volume growth primarily in the manufacturing, food and beverage end markets. Operating profit of $370 million was 22.8% of sales, up 230 basis points versus prior year and 190 basis points sequentially.

Linde Engineering sales were $678 million, 6% higher than prior year, and operating profit was $106 million or 15.6% of sales. Order intake for the quarter was $484 million and third-party sale of equipment backlog remained steady at $4.9 billion.

Earnings Call
A teleconference on Linde’s third-quarter 2020 results is being held today at 10:00 am EST.

Live conference call	US Toll-Free Dial-In Number: 1 855 758 5442 Germany Toll-Free Dial-In Number: 0800 181 5287 UK Toll-Free Dial-In Number: 0800 028 8438 Access code: 1760986
Live webcast (listen-only)	https://investors.linde.com/events-presentations Short URL: https://t1p.de/i2ho

Materials to be used in the teleconference are also available on the website.

About Linde
Linde is a leading global industrial gases and engineering company with 2019 sales of $28 billion (€25 billion). We live our mission of making our world more productive every day by providing high-quality solutions, technologies and services which are making our customers more successful and helping to sustain and protect our planet.

The company serves a variety of end markets including chemicals & refining, food & beverage, electronics, healthcare, manufacturing and primary metals. Linde’s industrial gases are used in countless applications, from life-saving oxygen for hospitals to high-purity & specialty gases for electronics manufacturing, hydrogen for clean fuels and much more. Linde also delivers state-of-the-art gas processing solutions to support customer expansion, efficiency improvements and emissions reductions.

Page 2/11

Press release

For more information about the company and its products and services, please visit www.linde.com

Adjusted amounts, free cash flow and return on capital are non-GAAP measures. See the attachments for a summary of non-GAAP reconciliations and calculations for adjusted amounts.

Attachments: Summary Non-GAAP Reconciliations, Statements of Income, Balance Sheets, Statements of Cash Flows, Segment Information and Appendix: Non-GAAP Measures and Reconciliations.

*Note: We are providing adjusted earnings per share (“EPS”) guidance for 2020. This is a non-GAAP financial measure that represents diluted earnings per share from continuing operations (a GAAP measure) but excludes the impact of certain items that we believe are not representative of our underlying business performance, such as cost reduction and other charges, the impact of potential divestitures or other potentially significant items.  Given the uncertainty of timing and magnitude of such items, we cannot provide a reconciliation of the differences between the non-GAAP adjusted EPS guidance and the corresponding GAAP EPS measure without unreasonable effort.

Forward-looking Statements
This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are identified by terms and phrases such as: anticipate, believe, intend, estimate, expect, continue, should, could, may, plan, project, predict, will, potential, forecast, and similar expressions. They are based on management’s reasonable expectations and assumptions as of the date the statements are made but involve risks and uncertainties. These risks and uncertainties include, without limitation: the performance of stock markets generally; developments in worldwide and national economies and other international events and circumstances, including trade conflicts and tariffs; changes in foreign currencies and in interest rates; the cost and availability of electric power, natural gas and other raw materials; the ability to achieve price increases to offset cost increases; catastrophic events including natural disasters, epidemics, pandemics such as COVID-19 and acts of war and terrorism; the ability to attract, hire, and retain qualified personnel; the impact of changes in financial accounting standards; the impact of changes in pension plan liabilities; the impact of tax, environmental, healthcare and other legislation and government regulation in jurisdictions in which the company operates; the cost and outcomes of investigations, litigation and regulatory proceedings; the impact of potential unusual or non-recurring items; continued timely development and market acceptance of new products and applications; the impact of competitive products and pricing; future financial and operating performance of major customers and industries served; the impact of information technology system failures, network disruptions and breaches in data security; and the effectiveness and speed of integrating new acquisitions into the business. These risks and uncertainties may cause actual future results or circumstances to differ materially from accounting principles generally accepted in the United States of America, International Financial Reporting Standards or adjusted projections, estimates or other forward-looking statements.

Linde plc assumes no obligation to update or provide revisions to any forward-looking statement in response to changing circumstances. The above listed risks and uncertainties are further described in Item 1A. Risk Factors in Linde plc’s Form 10-K for the fiscal year ended December 31, 2019 filed with the SEC on March 2, 2020 and in Item 1A. of Linde plc's Form 10-Q for the period ending March 31, 2020 filed with the SEC on May 7, 2020, which should be reviewed carefully. Please consider Linde plc’s forward-looking statements in light of those risks.

Page 3/11

Press release

LINDE PLC AND SUBSIDIARIES
SUMMARY NON-GAAP RECONCILIATIONS
(UNAUDITED)

The following adjusted amounts are Non-GAAP measures and are intended to supplement investors' understanding of the company's financial statements by providing measures which investors, financial analysts and management use to help evaluate the company's operating performance. Items which the company does not believe to be indicative of ongoing business trends are excluded from these calculations so that investors can better evaluate and analyze historical and future business trends on a consistent basis. Definitions of these Non-GAAP measures may not be comparable to similar definitions used by other companies and are not a substitute for similar GAAP measures. See the "NON-GAAP MEASURES AND RECONCILIATIONS" starting on page 10 for additional details relating to the adjustments.

(Millions of dollars, except per share amounts)

	Sales		Operating Profit		Income from Continuing Operations		Diluted EPS from Continuing Operations
	2020	2019	2020	2019	2020	2019	2020	2019
Quarter Ended September 30
Reported GAAP Amounts	$6,855	$7,000	$969	$1,000	$699	$728	$1.32	$1.34
Cost reduction program and other charges (a)	-	-	48	125	36	92	0.07	0.17
Pension settlement charges (b)	-	-	-	-	5	30	0.01	0.07
Merger-related divestitures (c)	-	(7)	-	(2)	-	(2)	-	(0.01)
Purchase accounting impacts - Linde AG (d)	-	-	498	425	400	312	0.75	0.58
Gain on sale of businesses (e)	-	-	-	(164)	-	(108)	-	(0.21)
Total adjustments	-	(7)	546	384	441	324	0.83	0.60
Adjusted amounts	$6,855	$6,993	$1,515	$1,384	$1,140	$1,052	$2.15	$1.94

	Sales		Operating Profit		Income from Continuing Operations		Diluted EPS from Continuing Operations
	2020	2019	2020	2019	2020	2019	2020	2019
Year to Date September 30
Reported GAAP Amounts	$19,971	$21,148	$2,293	$2,278	$1,728	$1,676	$3.25	$3.07
Cost reduction program and other charges (a)	-	-	428	355	318	290	0.60	0.54
Pension settlement charges (b)	-	-	-	-	5	76	0.01	0.15
Merger-related divestitures (c)	-	(62)	-	(15)	-	(11)	-	(0.03)
Purchase accounting impacts - Linde AG (d)	-	-	1,463	1,471	1,103	1,056	2.07	1.94
Gain on sale of businesses (e)	-	-	-	(164)	-	(108)	-	(0.21)
Total adjustments	-	(62)	1,891	1,647	1,426	1,303	2.68	2.39
Adjusted amounts	$19,971	$21,086	$4,184	$3,925	$3,154	$2,979	$5.93	$5.46

(a) To adjust for cost reduction program and other charges; 2020 includes severance of $31 million and $281 million for the quarter and year-to-date periods, other cost reduction charges of $8 million and $49 million for the quarter and year-to-date periods, and other charges of $9 million and $98 million for the quarter and year-to-date periods.
(b) To adjust for pension settlement charges. 2019 charges primarily related to the merger.
(c) To adjust for the results of Praxair's merger-related divestitures.
(d) To adjust for purchase accounting impacts related to the merger.
(e) To adjust for gains recognized related to the sale of businesses related to the merger.

Page 4/11

Press release

LINDE PLC AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF INCOME
(Millions of dollars, except per share data)
(UNAUDITED)

	Quarter Ended		Year To Date
	September 30,		September 30,
	2020	2019	2020	2019

SALES	$6,855	$7,000	$19,971	$21,148
Cost of sales	3,835	4,061	11,297	12,457
Selling, general and administrative	770	850	2,391	2,613
Depreciation and amortization	1,168	1,095	3,434	3,513
Research and development	36	44	114	135
Cost reduction programs and other charges	48	125	428	355
Net gain on sale of business	-	164	-	164
Other income (expense) - net	(29)	11	(14)	39
OPERATING PROFIT	969	1,000	2,293	2,278
Interest expense - net	38	(3)	80	30
Net pension and OPEB cost (benefit), excluding service cost	(41)	2	(131)	(7)
INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND EQUITY INVESTMENTS	972	1,001	2,344	2,255
Income taxes	265	298	594	607
INCOME FROM CONTINUING OPERATIONS BEFORE EQUITY INVESTMENTS	707	703	1,750	1,648
Income from equity investments	23	28	69	90
INCOME FROM CONTINUING OPERATIONS (INCLUDING NONCONTROLLING INTERESTS)	730	731	1,819	1,738
Add: income from discontinued operations, net of tax	1	7	3	105
INCOME (INCLUDING NONCONTROLLING INTERESTS)	731	738	1,822	1,843
Less: noncontrolling interests from continuing operations	(31)	(3)	(91)	(62)
Less: noncontrolling interests from discontinued operations	-	-	-	(7)
NET INCOME - LINDE PLC	$700	$735	$1,731	$1,774

NET INCOME - LINDE PLC
Income from continuing operations	$699	$728	$1,728	$1,676
Income from discontinued operations	$1	$7	$3	$98

PER SHARE DATA - LINDE PLC SHAREHOLDERS

Basic earnings per share from continuing operations	$1.33	$1.35	$3.28	$3.09
Basic earnings per share from discontinued operations	-	0.01	0.01	0.18
Basic earnings per share	$1.33	$1.36	$3.29	$3.27

Diluted earnings per share from continuing operations	$1.32	$1.34	$3.25	$3.07
Diluted earnings per share from discontinued operations	-	0.01	0.01	0.18
Diluted earnings per share	$1.32	$1.35	$3.26	$3.25

Cash dividends	$0.963	$0.875	$2.889	$2.625

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic shares outstanding (000's)	525,694	539,753	527,501	542,589
Diluted shares outstanding (000's)	530,415	543,616	531,724	546,507

Note: See page 10 for a reconciliation to adjusted amounts which are Non-GAAP.

Page 5/11

Press release

LINDE PLC AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEET
(Millions of dollars)
(UNAUDITED)

	September 30,	December 31,
	2020	2019
ASSETS
Cash and cash equivalents	$5,199	$2,700
Accounts receivable - net	4,033	4,322
Contract assets	170	368
Inventories	1,733	1,697
Assets held for sale	3	125
Prepaid and other current assets	1,127	1,140
TOTAL CURRENT ASSETS	12,265	10,352
Property, plant and equipment - net	27,945	29,064
Goodwill	27,239	27,019
Other intangibles - net	15,731	16,137
Other long-term assets	4,029	4,040
TOTAL ASSETS	$87,209	$86,612

LIABILITIES AND EQUITY
Accounts payable	$2,903	$3,266
Short-term debt	4,024	1,732
Current portion of long-term debt	1,820	1,531
Contract liabilities	1,714	1,758
Liabilities of assets held for sale	1	2
Other current liabilities	4,330	3,871
TOTAL CURRENT LIABILITIES	14,792	12,160
Long-term debt	11,959	10,693
Other long-term liabilities	11,866	12,124
TOTAL LIABILITIES	38,617	34,977

REDEEMABLE NONCONTROLLING INTERESTS	13	113

LINDE PLC SHAREHOLDERS' EQUITY:
Common stock	1	1
Additional paid-in capital	40,203	40,201
Retained earnings	16,927	16,842
Accumulated other comprehensive income (loss)	(5,973)	(4,814)
Less: Treasury stock, at cost	(4,983)	(3,156)
Total Linde plc shareholders' equity	46,175	49,074
Noncontrolling interests	2,404	2,448
TOTAL EQUITY	48,579	51,522
TOTAL LIABILITIES AND EQUITY	$87,209	$86,612

Page 6/11

Press release

LINDE PLC AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Millions of dollars)
(UNAUDITED)

	Quarter Ended		Year to Date
	September 30,		September 30,
	2020	2019	2020	2019
OPERATIONS
Net income - Linde plc	$700	$735	$1,731	$1,774
Less: income from discontinued operations, net of tax and noncontrolling interests	(1)	(7)	(3)	(98)
Add: noncontrolling interests	31	3	91	62
Net income (including noncontrolling interests)	730	731	1,819	1,738

Adjustments to reconcile net income to net cash provided by operating activities:
Cost reduction programs and other charges, net of payments (a)	1	(70)	240	(356)
Depreciation and amortization	1,168	1,095	3,434	3,513
Accounts receivable	42	158	(76)	(30)
Contract assets and liabilities, net	18	68	89	(35)
Inventory	(19)	12	(101)	(61)
Payables and accruals	15	(164)	(12)	(411)
Pension contributions	(35)	(26)	(76)	(69)
Deferred income taxes and other	(36)	68	(322)	(344)
Net cash provided by operating activities	1,884	1,872	4,995	3,945

INVESTING
Capital expenditures	(787)	(959)	(2,373)	(2,667)
Acquisitions, net of cash acquired	-	(21)	(41)	(161)
Divestitures and asset sales	55	271	435	4,960
Net cash provided by (used for) investing activities	(732)	(709)	(1,979)	2,132

FINANCING
Debt increase (decrease) - net	(188)	(467)	3,335	(1,744)
Issuances of ordinary shares	16	5	41	60
Purchases of ordinary shares	(202)	(684)	(2,030)	(1,934)
Cash dividends - Linde plc shareholders	(506)	(471)	(1,523)	(1,422)
Noncontrolling interest transactions and other (b)	(53)	(35)	(201)	(3,257)
Net cash provided by (used for) financing activities	(933)	(1,652)	(378)	(8,297)

DISCONTINUED OPERATIONS
Cash provided by operating activities	-	(3)	-	67
Cash provided by investing activities	-	-	-	(59)
Cash provided by financing activities	-	-	-	5
Net cash provided by (used for) discontinued operations	-	(3)	-	13

Effect of exchange rate changes on cash and cash equivalents	39	(77)	(139)	(126)

Change in cash and cash equivalents	258	(569)	2,499	(2,333)
Cash and cash equivalents, beginning-of-period	4,941	2,686	2,700	4,466
Cash and cash equivalents, including discontinued operations	5,199	2,117	5,199	2,133
Cash and cash equivalents of discontinued operations	-	3	-	(13)
Cash and cash equivalents, end-of-period	$5,199	$2,120	$5,199	$2,120

(a) Cost reduction programs and other charges cash outflows were $47 million and $195 million for the quarters ended September 30, 2020 and 2019, respectively, and $188 million and $711 million for the nine months ended September 30, 2020 and 2019, respectively.
(b) Noncontrolling interest transactions and other for the 2019 year to date period includes approximately $3.2 billion related to the cash merger squeeze-out of the 8% Linde AG shares which were not tendered in the exchange offer.

Page 7/11

Press release

LINDE PLC AND SUBSIDIARIES
SEGMENT INFORMATION
(Millions of dollars)
(UNAUDITED)

	Quarter Ended September 30,		Year to Date September 30,
	2020	2019	2020	2019
SALES
Americas	$2,641	$2,771	$7,735	$8,252
EMEA	1,622	1,634	4,703	4,989
APAC	1,484	1,461	4,115	4,376
Engineering	678	641	2,096	2,029
Other	430	486	1,322	1,440
Segment sales	$6,855	$6,993	$19,971	$21,086
Merger-related divestitures (a)	-	7	-	62
Total sales	$6,855	$7,000	$19,971	$21,148

OPERATING PROFIT
Americas	$742	$671	$2,025	$1,901
EMEA	370	335	1,028	1,014
APAC	337	308	912	885
Engineering	106	120	335	297
Other	(40)	(50)	(116)	(172)
Segment operating profit	$1,515	$1,384	$4,184	$3,925
Cost reduction programs and other charges	(48)	(125)	(428)	(355)
Merger-related divestitures (a)	-	2	-	15
Net gain on sale of business (b)	-	164	-	164
Purchase accounting impacts - Linde AG	(498)	(425)	(1,463)	(1,471)
Total operating profit	$969	$1,000	$2,293	$2,278

(a) To adjust for the results of Praxair's merger-related divestitures.
(b) To adjust for gains recognized related to the sale of businesses related to the merger.

Page 8/11

Press release

LINDE PLC AND SUBSIDIARIES
APPENDIX
NON-GAAP MEASURES AND RECONCILIATIONS
(Millions of dollars, except per share data)
(UNAUDITED)

The following Non-GAAP measures are intended to supplement investors’ understanding of the company’s financial information by providing measures which investors, financial analysts and management use to help evaluate the company’s operating performance and liquidity. Items which the company does not believe to be indicative of on-going business trends are excluded from these calculations so that investors can better evaluate and analyze historical and future business trends on a consistent basis. Definitions of these Non-GAAP measures may not be comparable to similar definitions used by other companies and are not a substitute for similar GAAP measures.

	2020				2019
	Year to Date September 30,	Q3	Q2	Q1	Year to Date September 30,	Q4	Q3	Q2	Q1
Adjusted Sales
Reported Sales	$19,971	$6,855	$6,377	$6,739	$21,148	$7,080	$7,000	$7,204	$6,944
Less: Merger-related divestitures (d)	-	-	-	-	(62)	(3)	(7)	(25)	(30)
Adjusted Sales	$19,971	$6,855	$6,377	$6,739	$21,086	$7,077	$6,993	$7,179	$6,914

Adjusted Operating Profit and Operating Margin
Reported operating profit	$2,293	$969	$591	$733	$2,278	$655	$1,000	$669	$609
Less: Merger-related divestitures (d)	-	-	-	-	(15)	(1)	(2)	(6)	(7)
Add: Cost reduction programs and other charges	428	48	249	131	355	212	125	141	89
Less: Net gain on sale of businesses	-	-	-	-	(164)	-	(164)	-	-
Add: Purchase accounting impacts - Linde AG (c)	1,463	498	477	488	1,471	481	425	515	531
Total adjustments	1,891	546	726	619	1,647	692	384	650	613
Adjusted operating profit	$4,184	$1,515	$1,317	$1,352	$3,925	$1,347	$1,384	$1,319	$1,222

Reported percentage change	1%	(3)%	(12)%	20%
Adjusted percentage change	7%	9%	-%	11%

Reported sales	$19,971	$6,855	$6,377	$6,739	$21,148	$7,080	$7,000	$7,204	$6,944
Adjusted sales	$19,971	$6,855	$6,377	$6,739	$21,086	$7,077	$6,993	$7,179	$6,914

Reported operating margin	11.5%	14.1%	9.3%	10.9%	10.8%	9.3%	14.3%	9.3%	8.8%
Adjusted operating margin	21.0%	22.1%	20.7%	20.1%	18.6%	19.0%	19.8%	18.4%	17.7%

Adjusted Depreciation and amortization
Reported depreciation and amortization	$3,434	$1,168	$1,124	$1,142	$3,513	$1,162	$1,095	$1,195	$1,223
Less: Purchase accounting impacts - Linde AG (c)	(1,431)	(487)	(468)	(476)	(1,459)	(481)	(423)	(515)	(521)
Adjusted depreciation and amortization	$2,003	$681	$656	$666	$2,054	$681	$672	$680	$702

Adjusted Other Income (Expense) - net
Reported Other Income (Expense) - net	$(14)	$(29)	$-	$15	$39	$29	$11	$10	$18
Add: Purchase accounting impacts - Linde AG (c)	(32)	(11)	(9)	(12)	-	-	-	-	-
Adjusted Other Income (Expense) - net	$18	$(18)	$9	$27	$39	$29	$11	$10	$18

Adjusted Net Pension and OPEB Cost (Benefit), Excluding Service Cost
Reported net pension and OPEB cost (benefit), excluding service cost	$(131)	$(41)	$(45)	$(45)	$(7)	$(25)	$2	$(24)	$15
Add: Pension settlement charges	(6)	(6)	-	-	(101)	(6)	(40)	(10)	(51)
Adjusted Net Pension and OPEB cost (benefit), excluding service costs	$(137)	$(47)	$(45)	$(45)	$(108)	$(31)	$(38)	$(34)	$(36)

Adjusted Interest Expense - Net
Reported interest expense - net	$80	$38	$18	$24	$30	$8	$(3)	$10	$23
Add: Purchase accounting impacts - Linde AG (c)	67	23	22	22	74	22	22	25	27
Adjusted interest expense - net	$147	$61	$40	$46	$104	$30	$19	$35	$50

Adjusted Income Taxes (a)
Reported income taxes	$594	$265	$164	$165	$607	$162	$298	$169	$140
Add: Purchase accounting impacts - Linde AG (c)	292	75	95	122	345	105	99	119	127
Add: Pension settlement charges	1	1	-	-	25	1	10	2	13
Add: Cost reduction programs and other charges	110	12	62	36	30	53	(2)	26	6
Less: Merger-related divestitures (d)	-	-	-	-	(5)	-	(1)	(2)	(2)
Less: Net gain on sale of businesses	-	-	-	-	(56)	-	(56)	-	-
Total adjustments	403	88	157	158	339	159	50	145	144
Adjusted income taxes	$997	$353	$321	$323	$946	$321	$348	$314	$284

Adjusted Effective Tax Rate (a)
Reported income before income taxes and equity investments	$2,344	$972	$618	$754	$2,255	$672	$1,001	$683	$571
Less: Merger-related divestitures (d)	-	-	-	-	(15)	(1)	(2)	(6)	(7)
Add: Pension settlement charge	6	6	-	-	101	6	40	10	51
Add: Purchase accounting impacts - Linde AG (c)	1,396	475	455	466	1,397	459	403	490	504
Add: Cost reduction programs and other charges	428	48	249	131	355	212	125	141	89
Less: Net gain on sale of businesses	-	-	-	-	(164)	-	(164)	-	-
Total adjustments	1,830	529	704	597	1,674	676	402	635	637
Adjusted income before income taxes and equity investments	$4,174	$1,501	$1,322	$1,351	$3,929	$1,348	$1,403	$1,318	$1,208

Reported Income taxes	$594	$265	$164	$165	$607	$162	$298	$169	$140
Reported effective tax rate	25.3%	27.3%	26.5%	21.9%	26.9%	24.1%	29.8%	24.7%	24.5%

Adjusted income taxes	$997	$353	$321	$323	$946	$321	$348	$314	$284
Adjusted effective tax rate	23.9%	23.5%	24.3%	23.9%	24.1%	23.8%	24.8%	23.8%	23.5%

Income from Equity Investments
Reported income from equity investments	$69	$23	$29	$17	$90	$24	$28	$28	$34
Add: Purchase accounting impacts - Linde AG (c)	42	14	14	14	43	14	15	14	14
Adjusted income from equity investments	$111	$37	$43	$31	$133	$38	$43	$42	$48

Adjusted Noncontrolling Interests from Continuing Operations
Reported noncontrolling interests from continuing operations	$(91)	$(31)	$(25)	$(35)	$(62)	$(27)	$(3)	$(29)	$(30)
Add: Cost reduction programs and other charges	-	-	-	-	(35)	-	(35)	-	-
Add: Purchase accounting impacts - Linde AG (c)	(43)	(14)	(14)	(15)	(40)	(14)	(8)	(17)	(15)
Total adjustments	(43)	(14)	(14)	(15)	(75)	(14)	(43)	(17)	(15)
Adjusted noncontrolling interests from continuing operations	$(134)	$(45)	$(39)	$(50)	$(137)	$(41)	$(46)	$(46)	$(45)

Page 9/11

Press release

LINDE PLC AND SUBSIDIARIES
APPENDIX
NON-GAAP MEASURES AND RECONCILIATIONS
(Millions of dollars, except per share data)
(UNAUDITED)

Adjusted Income from Continuing Operations (b)
Reported income from continuing operations	$1,728	$699	$458	$571	$1,676	$507	$728	$513	$435
Add: Pension settlement charge	5	5	-	-	76	5	30	8	38
Less: Merger-related divestitures (d)	-	-	-	-	(11)	(1)	(2)	(4)	(5)
Add: Cost reduction programs and other charges	318	36	187	95	290	159	92	115	83
Less: Net gain on sale of business	-	-	-	-	(108)	-	(108)	-	-
Add: Purchase accounting impacts - Linde AG (c)	1,103	400	360	343	1,056	354	312	368	376
Total adjustments	1,426	441	547	438	1,303	517	324	487	492
Adjusted income from continuing operations	$3,154	$1,140	$1,005	$1,009	$2,979	$1,024	$1,052	$1,000	$927

Adjusted Diluted EPS from Continuing Operations (b)
Reported diluted EPS from continuing operations	$3.25	$1.32	$0.87	$1.07	$3.07	$0.94	$1.34	$0.94	$0.79
Add: Pension settlement charge	0.01	0.01	-	-	0.15	0.01	0.07	0.01	0.07
Add: Cost reduction programs and other charges	0.60	0.07	0.35	0.18	0.54	0.29	0.17	0.22	0.15
Less: Merger-related divestitures (d)	-	-	-	-	(0.03)	-	(0.01)	(0.01)	(0.01)
Less: Net gain on sale of business	-	-	-	-	(0.21)	-	(0.21)	-	-
Add: Purchase accounting impacts - Linde AG	2.07	0.75	0.68	0.64	1.94	0.65	0.58	0.67	0.69
Total adjustments	2.68	0.83	1.03	0.82	2.39	0.95	0.60	0.89	0.90
Adjusted diluted EPS from continuing operations	$5.93	$2.15	$1.90	$1.89	$5.46	$1.89	$1.94	$1.83	$1.69

Reported percentage change	6%	(1)%	(7)%	35%		$7.34	Full Year 2019 Adjusted diluted EPS
Adjusted percentage change	9%	11%	4%	12%

Adjusted Diluted EPS from Continuing Operations Guidance (e)	Fourth Quarter 2020		Full Year 2020
	Low End	High End	Low End	High End
2020 Adjusted Guidance	$2.11	$2.16	$8.05	$8.10
Adjusted percentage change versus 2019 adjusted diluted EPS	12%	14%	10%	10%
Add: Estimated currency headwind	1%	1%	2%	2%
Adjusted percentage change excluding currency	13%	15%	12%	12%

Adjusted EBITDA and % of Sales
Income from continuing operations	$1,728	$699	$458	$571	$1,676	$507	$728	$513	$435
Add: Noncontrolling interests related to continuing operations	91	31	25	35	62	27	3	29	30
Add: Net pension and OPEB cost (benefit), excluding service cost	(131)	(41)	(45)	(45)	(7)	(25)	2	(24)	15
Add: Interest expense	80	38	18	24	30	8	(3)	10	23
Add: Income taxes	594	265	164	165	607	162	298	169	140
Add: Depreciation and amortization	3,434	1,168	1,124	1,142	3,513	1,162	1,095	1,195	1,223
EBITDA from continuing operations	5,796	2,160	1,744	1,892	5,881	1,841	2,123	1,892	1,866
Less: Merger-related divestitures (d)	-	-	-	-	(15)	(1)	(2)	(6)	(7)
Less: Net gain on sale of business	-	-	-	-	(164)	-	(164)	-	-
Add: Cost reduction programs and other charges	428	48	249	131	355	212	125	141	89
Add: Purchase accounting impacts - Linde AG	74	25	23	26	55	14	17	14	24
Total adjustments	502	73	272	157	231	225	(24)	149	106
Adjusted EBITDA from continuing operations	$6,298	$2,233	$2,016	$2,049	$6,112	$2,066	$2,099	$2,041	$1,972

Reported sales	$19,971	$6,855	$6,377	$6,739	$21,148	$7,080	$7,000	$7,204	$6,944
Adjusted sales	$19,971	$6,855	$6,377	$6,739	$21,086	$7,077	$6,993	$7,179	$6,914
% of sales
EBITDA from continuing operations	29.0%	31.5%	27.3%	28.1%	27.8%	26.0%	30.3%	26.3%	26.9%
Adjusted EBITDA from continuing operations	31.5%	32.6%	31.6%	30.4%	29.0%	29.2%	30.0%	28.4%	28.5%

(a) The income tax expense (benefit) on the non-GAAP pre-tax adjustments was determined using the applicable tax rates for the jurisdictions that were utilized in calculating the GAAP income tax expense (benefit) and included both current and deferred income tax amounts.
(b) Net of income taxes which are shown separately in “Adjusted Income Taxes and Effective Tax Rate”.
(c) The company believes that its non-GAAP measures excluding Purchase accounting impacts - Linde AG are useful to investors because: (i) the business combination was a merger of equals in an all-stock merger transaction, with no cash consideration, (ii) the company is managed on a geographic basis and the results of certain geographies are more heavily impacted by purchase accounting than others, causing results that are not comparable at the reportable segment level, therefore, the impacts of purchasing accounting adjustments to each segment vary and are not comparable within the company and when compared to other companies in similar regions, (iii) business management is evaluated and variable compensation is determined based on results excluding purchase accounting impacts, and; (iv) it is important to investors and analysts to understand the purchase accounting impacts to the financial statements.
A summary of each of the adjustments made for Purchase accounting impacts - Linde AG are as follows:
Adjusted Operating Profit and Margin: The purchase accounting adjustments for the periods presented relate primarily to depreciation and amortization related to the fair value step up of fixed assets and intangible assets (primarily customer related) acquired in the merger and the allocation of fair value step-up for ongoing Linde AG asset disposals (reflected in Other Income/(Expense)).
Adjusted Interest Expense - Net: Relates to the amortization of the fair value of debt acquired in the merger.
Adjusted Income Taxes and Effective Tax Rate: Relates to the current and deferred income tax impact on the adjustments discussed above. The income tax expense (benefit) on the non-GAAP pre-tax adjustments was determined using the applicable tax rates for the jurisdictions that were utilized in calculating the GAAP income tax expense (benefit) and included both current and deferred income tax amounts.
Adjusted Income from Equity Investments: Represents the amortization of increased fair value on equity investments related to depreciable and amortizable assets.
Adjusted Noncontrolling Interests from Continuing Operations: Represents the noncontrolling interests’ ownership portion of the adjustments described above determined on an entity by entity basis.
(d) To adjust for the results of Praxair's merger-related divestitures.
(e) We are providing adjusted earnings per share ("EPS") guidance for 2020. This is a non-GAAP financial measure that represents diluted earnings per share from continuing operations (a GAAP measure) but excludes the impact of certain items that we believe are not representative of our underlying business performance, such as cost reduction and other charges, the impact of potential divestitures or other potentially significant items. Given the uncertainty of timing and magnitude of such items, we cannot provide a reconciliation of the differences between the non-GAAP adjusted EPS guidance and the corresponding GAAP EPS measure without unreasonable effort.

Page 10/11

Press release

LINDE PLC AND SUBSIDIARIES
APPENDIX
NON-GAAP MEASURES AND RECONCILIATIONS
(Millions of dollars)
(UNAUDITED)

	2020			2019				2018
	Q3	Q2	Q1	Q4	Q3	Q2	Q1	Q4

Free Cash Flow (FCF) - Free cash flow is a mesure used by investors, financial analysts and management to evaluate the ability of a company to pursue opportunitites that enhance shareholder value. FCF equals cash flow from operations less capital expenditures.

Operating Cash Flow	$1,884	$1,764	$1,347	$2,174	$1,872	$1,005	$1,068	$1,305
Less: Capital Expenditures	(787)	(783)	(803)	(1,015)	(959)	(865)	(843)	(827)
Free Cash Flow	$1,097	$981	$544	$1,159	$913	$140	$225	$478

Net Debt - Net debt is a financial liquidity metric used by investors, financial analysts and management to evaluate the ability of a company to repay its debt and is calculated as total debt (excluding purchase accounting impacts) less liquid assets.

Debt	$17,803	$17,480	$16,875	$13,956	$13,201	$13,957	$14,146	$15,296
Less: Cash and cash equivalents	(5,199)	(4,941)	(4,014)	(2,700)	(2,120)	(2,686)	(5,791)	(4,466)
Net debt	12,604	12,539	12,861	11,256	11,081	11,271	8,355	10,830
Less: Purchase accounting impacts - Linde AG	(133)	(150)	(170)	(195)	(211)	(243)	(262)	(291)
Adjusted net debt	$12,471	$12,389	$12,691	$11,061	$10,870	$11,028	$8,093	$10,539
Less: Net assets held for sale	(2)	(2)	(115)	(123)	(223)	(272)	(1,629)	(4,730)
Adjusted net debt less net assets held for sale	$12,469	$12,387	$12,576	$10,938	$10,647	$10,756	$6,464	$5,809

After-tax Return on Capital and Adjusted After-tax Return on Capital (ROC) - After-tax return on capital is a measure used by investors, financial analysts and management to evaluate the return on net assets employed in the business. ROC measures the after-tax operating profit that the company was able to generate with the investments made by all parties in the business (debt, noncontrolling interests and Linde plc shareholders’ equity).

Reported income from continuing operations	$699	$458	$571	$507	$728	$513	$435	$2,870
Add: noncontrolling interests from continuing operations	31	25	35	27	3	29	30	(33)
Add: interest expense - net	38	18	24	8	(3)	10	23	72
Less: tax benefit on interest expense - net *	(10)	(5)	(6)	(2)	1	(3)	(6)	(18)
Reported NOPAT	$758	$496	$624	$540	$729	$549	$482	$2,891

Adjusted income from continuing operations	$1,140	$1,005	$1,009	$1,024	$1,052	$1,000	927	$841
Add: adjusted noncontrolling interests from continuing operations	45	39	50	41	46	46	45	40
Add: adjusted interest expense - net	61	40	46	30	19	35	50	50
Less: tax benefit on interest expense - net *	(15)	(10)	(12)	(7)	(5)	(9)	(13)	(12)
Adjusted NOPAT	$1,231	$1,074	$1,093	$1,088	$1,112	$1,072	$1,009	$919

4-quarter trailing reported NOPAT	$2,418	$2,389	$2,442	$2,300
4-quarter trailing adjusted NOPAT	$4,486	$4,367	$4,365	$4,281

Equity and redeemable noncontrolling interests:
Redeemable noncontrolling interests	$13	$13	$92	$113	$14	$15	15	$16
Linde plc shareholders' equity	46,175	45,537	44,776	49,074	48,953	50,564	51,175	51,596
Noncontrolling interests	2,404	2,387	2,375	2,448	2,341	2,315	5,457	5,484
Total equity and redeemable noncontrolling interests	$48,592	$47,937	$47,243	$51,635	$51,308	$52,894	$56,647	$57,096

Reported capital	$61,194	$60,474	$59,989	$62,768	$62,166	$63,893	63,373	$63,196

Total equity and redeemable noncontrolling interests	$48,592	$47,937	$47,243	$51,635	$51,308	$52,894	56,647	$57,096
Add: Adjusted net debt less net assets held for sale	12,469	12,387	12,576	10,938	10,647	10,756	6,464	5,809
Less: Linde AG Goodwill (a)	24,256	24,256	24,256	24,256	24,197	24,197	24,197	24,197
Less: Linde AG Indefinite lived intangibles (a)	1,868	1,868	1,868	1,868	1,868	1,868	1,868	1,868
Adjusted capital	$34,937	$34,200	$33,695	$36,449	$35,890	$37,585	$37,046	$36,840

(a) Represent balance sheet purchase accounting impacts of non-amortizing assets related to the Linde AG merger.

Ending capital (see above)	$61,194	$60,474	$59,989	$62,768
5-quarter average ending capital	$61,318	$61,858	$62,438	$63,079

Ending adjusted capital (see above)	$34,937	$34,200	$33,695	$36,449
5-quarter average ending adjusted capital	$35,034	$35,564	$36,133	$36,762

After-tax ROC (4 quarter reported NOPAT / 5-quarter average ending capital)	3.9%	3.9%	3.9%	3.6%
Adjusted after-tax ROC (4 quarter trailing adjusted NOPAT / 5-quarter average ending adjusted capital)	12.8%	12.3%	12.1%	11.6%

* Tax benefit on interest expense - net is generally presented using the reported effective rate.

Page 11/11